EXHIBIT 99.1

Contact: Susan B. Railey                    FOR IMMEDIATE RELEASE
         (301) 468-3120
         Sharon Bramell
         (301) 231-0351

                    AIM 84 REPORTS THIRD QUARTER NET EARNINGS
                             OF EIGHT CENTS PER UNIT

               AIM 84 Liquidation and Dissolution Expected in 2004
                             -----------------------

     ROCKVILLE, MD, November 13, 2003 -- (AMEX/AIA) -- American Insured Mortgage Investors (AIM 84), a liquidating partnership that holds an investment in one government insured multifamily mortgage and six debentures, reported net earnings for the three months ended September 30, 2003 of approximately $843,000 (eight cents per unit) compared to approximately $429,000 (four cents per unit) for the three months ended September 30, 2002. Net earnings for the nine months ended September 30, 2003 were approximately $3.4 million (33 cents per unit) as compared to approximately $1.2 million (12 cents per unit) for the same period last year.

     Net earnings increased for the three and nine months ended September 30, 2003 primarily due to increases in gains on mortgage dispositions and interest and other income, partially offset by a reduction in mortgage investment income.

     Gains on mortgage dispositions increased for the three and nine months ended September 30, 2003 as compared to the corresponding periods in 2002. During the three and nine months ended September 30, 2003, AIM 84 recognized gains of approximately $627,000 and $2.7 million, respectively, from the assignment of seven mortgages. Interest and other income increased primarily due to interest earned on debentures received from HUD. Mortgage investment income decreased primarily as a result of a significant reduction in the Partnership's mortgage base due to the assignment of mortgages to HUD.

     As of September 30, 2003, the Partnership's investments included one fully insured mortgage and six debentures, four of which are due from an affiliate, with an aggregate amortized cost of approximately $15.6 million, face value of approximately $15.9 million and fair value of approximately $15.9 million.

     The Partnership's six debentures have been called for redemption by HUD on January 1, 2004. After the redemption of these debentures in January 2004, AIM 84's only remaining asset will be one claim for the mortgage on Kaynorth Apartments with a face value of approximately $1.7 million. This mortgage was put to HUD under the Section 221 program of the National Housing Act. AIM 84 expects to receive a 5.75% debenture in exchange for this mortgage claim within the next six months. Since this debenture is not expected to provide adequate cash flow to fund the Partnership's operating expenses, the Partnership, upon receiving the consent of the Advisor, plans to sell the debenture. Once AIM 84 receives the proceeds from the sale of this last debenture, it expects to dissolve and terminate. Dissolution and termination of the Partnership could occur as early as the first quarter of 2004.

     A final liquidating distribution will be declared after all of the debenture proceeds are received by the Partnership, which is expected to be in early 2004. This distribution will consist of the net proceeds from the Partnership's assets less amounts required to satisfy and discharge any existing Partnership obligations and expenses, and complete all other acts required to liquidate and wind up AIM 84's business affairs (the "Liquidation Proceeds").

     In connection with the expected disposition of the last remaining debenture and the expected termination and dissolution of the Partnership, the Liquidation Proceeds will be distributed to unitholders in accordance with the terms of its Partnership Agreement, as amended. This final distribution will be based on the Partnership's remaining net assets, and such distribution to unitholders is likely to be substantially less than the amount referenced in limited partners' equity in the Partnership's financial statements.


                                 -table follows-


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                      AMERICAN INSURED MORTGAGE INVESTORS

                              STATEMENTS OF INCOME

                                   (Unaudited)


                                                            For the three months ended      For the nine months ended
                                                                   September 30,                  September 30,
                                                            -------------------------       --------------------------
                                                               2003           2002            2003            2002
                                                            -----------    ----------      ----------     ------------

Income:

  Mortgage investment income                                $    64,515    $  410,377       $  497,088     $ 1,421,441
  Interest and other income                                     204,605        22,702          421,145          29,285
                                                            -----------    ----------       ----------     -----------
                                                                269,120       433,079          918,233       1,450,726
                                                            -----------    ----------       ----------     -----------

Expenses:

  Asset management fee to related parties                         9,494        45,736           57,230         153,904
  General and administrative                                     44,461        54,277          145,733         159,935
                                                            -----------    ----------       ----------     -----------
                                                                 53,955       100,013          202,963         313,839
                                                            -----------    ----------       ----------     -----------
Net earnings before gains on mortgage dispositions              215,165       333,066          715,270       1,136,887

Gains on mortgage dispositions                                  627,469        95,540        2,700,656          95,540
                                                            -----------    ----------       ----------     -----------

Net earnings                                                $   842,634    $  428,606       $3,415,926     $ 1,232,427
                                                            ===========    ==========       ==========     ===========

Net earnings allocated to:
  Limited partners - 97.1%                                  $   818,198    $  416,176       $3,316,864     $ 1,196,687
  General Partner -   2.9%                                       24,436        12,430           99,062          35,740
                                                            -----------    ----------       ----------     -----------
                                                            $   842,634   $   428,606       $3,415,926     $ 1,232,427
                                                            ===========   ===========       ==========     ===========

Net earnings per unit of limited
  partnership interest - basic                              $      0.08    $     0.04       $     0.33     $      0.12
                                                            ===========    ==========       ==========     ===========

Limited partnership units outstanding - basic                10,000,125    10,000,125       10,000,125      10,000,125
                                                            ===========    ==========       ==========     ===========

Balance Sheet Data:                                                                         September 30,  December 31,
                                                                                                2003           2002
                                                                                            ------------   -----------

Investment in debentures                                                                    $ 8,989,212    $         -
Due from affiliate                                                                            5,409,105              -
Investment in insured mortgages                                                               1,714,975     15,474,110
Total assets                                                                                 17,109,871     18,407,929



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